Exhibit 99.1

Avago Technologies Limited Announces Second Quarter

Fiscal Year 2013 Financial Results

•	Net revenue of $562 million; down 2 percent sequentially and down 3 percent from Q2 last year

•	GAAP gross margin of 48.4 percent; Non-GAAP gross margin of 51.2 percent

•	GAAP diluted EPS of $0.45; Non-GAAP diluted EPS of $0.61

SAN JOSE, Calif., and SINGAPORE – May 29, 2013 – Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial, and consumer applications, today reported financial results for the second quarter of its fiscal year 2013, ended May 5, 2013, and provided guidance for the third quarter of its fiscal year 2013.

Second Quarter Fiscal Year 2013 GAAP Results

Net revenue was $562 million, a decrease of 2 percent compared with the previous quarter and a decrease of 3 percent from the same quarter last year.

Gross margin was $272 million, or 48.4 percent of net revenue. This compares with gross margin of $276 million, or 47.9 percent of net revenue last quarter, and gross margin of $278 million, or 48.2 percent of net revenue in the same quarter last year.

Operating expenses were $154 million. This compares with $152 million in the prior quarter and $141 million for the same quarter the previous year.

Income from operations was $118 million. This compares with $124 million in the prior quarter and with $137 million in the same quarter last year.

Second quarter net income was $113 million, or $0.45 per diluted share. This compares with net income of $125 million, or $0.50 per diluted share for the prior quarter, and net income of $134 million, or $0.54 per diluted share in the same quarter last year.

The Company’s cash balance at the end of the second quarter was $1,219 million, compared to $1,151 million at the end of the prior quarter.

The Company generated $191 million in cash from operations in the second quarter and spent $47 million on capital expenditures. On April 4, 2013 the Company paid a quarterly cash dividend of 19 cents ($0.19) per ordinary share, totaling approximately $47 million. The company also closed an acquisition during the second fiscal quarter for an aggregate acquisition cost of approximately $37 million in cash.

In April 2013, Avago announced the acquisition of CyOptics, Inc. for total consideration of approximately $400 million. The Company expects to close this transaction in its third fiscal quarter of 2013, subject to the satisfaction of customary closing conditions, including the receipt of regulatory approvals in the United States.

Second Quarter Fiscal Year 2013 Non-GAAP Results

Gross margin was $288 million, or 51.2 percent of net revenue. This compares with gross margin of $292 million, or 50.7 percent of net revenue last quarter, and gross margin of $295 million, or 51.1 percent of net revenue in the same quarter last year.

Income from operations was $158 million. This compares with $162 million in the prior quarter and $171 million in the same quarter the previous year.

Net income was $153 million, or $0.61 per diluted share. This compares with net income of $163 million, or $0.65 per diluted share last quarter, and net income of $168 million, or $0.66 per diluted share in the same quarter last year.

Second Quarter Fiscal Year 2013 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q2 13	Q1 13	Q2 12	Q/Q	Y/Y
Net Revenue	$562	$576	$577	-2.4%	-2.6%
Gross Margin	51.2%	50.7%	51.1%	+50bps	+10bps
Operating Expenses	$130	$130	$124	—	+$6
Net Income	$153	$163	$168	-$10	-$15
Earnings Per Share - Diluted	$0.61	$0.65	$0.66	-$0.04	-$0.05

“During the second fiscal quarter, revenues came in at the upper end of our guidance helped by improved resales at our distributors in our industrial business,” said Hock Tan, President and CEO of Avago Technologies Limited. “Looking to the third quarter, we see broad-based improvement across all three of our end markets. We believe that the initial ramp of a product transition at a large smartphone OEM, a recovery in enterprise networking spending, as well as a continued, gradual uptick in industrial end market demand, could drive a sequential growth up to high single digits on a percentage basis.”

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenues by Target Market	Q2 13	Q1 13	Q2 12	Q/Q	Y/Y
Wireless Communications	50	53	44	-9%	9%
Wired Infrastructure	27	25	29	7%	-9%
Industrial & Other	23	22	27	4%	-16%

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Key Statistics	Q2 13	Q1 13	Q2 12
(Dollars in millions)
Cash From Operations	$191	$185	$211
Depreciation	$22	$22	$19
Amortization	$20	$19	$19
Capital Expenditures	$47	$67	$56
Days Sales Outstanding	44	46	43
Inventory Days On Hand	76	72	70

Third Quarter Fiscal Year 2013 Business Outlook

Based on current business trends and conditions, the outlook for the third quarter of fiscal year 2013, ending August 4, 2013, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Sequential Change in Net Revenue	Up 6% to 9%		Up 6% to 9%
Gross Margin	48.0% plus/minus 1%	$18M	51.0% plus/minus 1%
Operating Expenses	$156M	$23M	$133M
Interest and Other	$1M		$1M
Taxes	$6M		$6M
Diluted Share Count	251M	2M	253M

Reconciling items include $14 million of amortization of intangible assets, $3 million of share-based compensation expense, and $1 million of restructuring charges at the Gross Margin line, and $5 million of amortization of intangible assets, $17 million of share-based compensation and $1 million of restructuring charges at the Operating Expenses line.

Capital expenditures for the third quarter are expected to be approximately $67 million. For the third quarter depreciation is expected to be $24 million and amortization is expected to be $19 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance excludes any impact from share repurchases or mergers and acquisitions activity that may occur during the quarter, including the acquisition of CyOptics, Inc. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the second quarter fiscal year 2013, and to provide guidance for the third quarter of fiscal year 2013, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 515-2914; International +1 (617) 399-5128. The passcode is 71944742. A replay of the call will be available through May 30, 2013. To access the replay dial (888) 286-8010; International +1 (617) 801-6888 and reference the passcode: 78819462. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

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Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net income, income from operations, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information excludes amortization of intangible assets, share-based compensation expense restructuring charges and acquisition-related costs. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes thousands of products in three primary target markets: wireless communications, wired infrastructure and industrial & other.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements which address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; loss of our significant customers; increased dependence on the volatile, wireless handset market; our competitive performance and ability to continue achieving design wins with our customers; our ability to achieve the growth prospects and synergies expected from acquisitions we may make, including our planned acquisition of CyOptics, Inc.; delays, challenges and expenses associated with integrating acquired companies with our existing businesses; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and

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regulatory nature. Our Quarterly Report on Form 10-Q filed on March 14, 2013 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Avago Technologies Ltd.

Thomas Krause, 408-435-7400

VP Corporate Development

investor.relations@avagotech.com

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AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 5,	February 3,	April 29,	May 5,	April 29,
	2013	2013	2012	2013	2012
Net revenue	$562	$576	$577	$1,138	$1,140
Cost of products sold:
Cost of products sold	276	286	284	562	563
Amortization of intangible assets	14	14	14	28	28
Restructuring charges	—	—	1	—	1

Total cost of products sold	290	300	299	590	592

Gross margin	272	276	278	548	548
Research and development	95	93	84	188	166
Selling, general and administrative	52	53	51	105	101
Amortization of intangible assets	6	5	5	11	10
Restructuring charges	1	1	1	2	2

Total operating expenses	154	152	141	306	279

Income from operations	118	124	137	242	269
Interest expense	(1)	—	—	(1)	(1)
Other income, net	1	2	3	3	2

Income before income taxes	118	126	140	244	270
Provision for income taxes	5	1	6	6	11

Net income	$113	$125	$134	$238	$259

Net income per share:
Basic	$0.46	$0.51	$0.55	$0.97	$1.05
Diluted	$0.45	$0.50	$0.54	$0.95	$1.03
Shares used in per share calculations:
Basic	246	246	244	246	246
Diluted	251	251	250	251	251
Share-based compensation expense included in:
Cost of products sold	$2	$2	$2	$4	$3
Research and development	7	7	5	14	9
Selling, general and administrative	8	9	6	17	12

Total share-based compensation expense	$17	$18	$13	$35	$24

AVAGO TECHNOLOGIES LIMITED

NON-GAAP FINANCIAL SUMMARY - UNAUDITED(1)

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 5,	February 3,	April 29,	May 5,	April 29,
	2013	2013	2012	2013	2012
Net revenue	$562	$576	$577	$1,138	$1,140
Gross margin	$288	$292	$295	$580	$580
% of net revenue	51%	51%	51%	51%	51%
Research and development	$88	$86	$79	$174	$157
Selling, general and administrative	$42	$44	$45	$86	$89
Total operating expenses	$130	$130	$124	$260	$246
% of net revenue	23%	23%	21%	23%	22%
Income from operations	$158	$162	$171	$320	$334
Net income	$153	$163	$168	$316	$324
Net income per share - diluted	$0.61	$0.65	$0.66	$1.25	$1.28
Shares used in per share calculation - diluted	252	252	253	252	254

(1)	A reconciliation of the non-GAAP measures presented above to the most directly comparable GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes amortization of intangible assets, share-based compensation, restructuring charges and acquisition-related costs.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 5,	February 3,	April 29,	May 5,	April 29,
	2013	2013	2012	2013	2012
Net income on GAAP basis	$113	$125	$134	$238	$259
Amortization of intangible assets	20	19	19	39	38
Share-based compensation expense	17	18	13	35	24
Restructuring charges	1	1	2	2	3
Acquisition-related costs	2	—	—	2	—

Net income on Non-GAAP basis	$153	$163	$168	$316	$324

Gross margin on GAAP basis	272	276	278	548	548
Amortization of intangible assets	14	14	14	28	28
Share-based compensation expense	2	2	2	4	3
Restructuring charges	—	—	1	—	1

Gross margin on Non-GAAP basis	$288	$292	$295	$580	$580

Research and development on GAAP basis	95	93	84	188	166
Share-based compensation expense	7	7	5	14	9

Research and development on Non-GAAP basis	$88	$86	$79	$174	$157

Selling, general and administrative on GAAP basis	$52	$53	$51	$105	$101
Share-based compensation expense	8	9	6	17	12
Acquisition-related costs	2	—	—	2	—

Selling, general and administrative on Non-GAAP basis	$42	$44	$45	$86	$89

Total operating expenses on GAAP basis	$154	$152	$141	$306	$279
Amortization of intangible assets	6	5	5	11	10
Share-based compensation expense	15	16	11	31	21
Restructuring charges	1	1	1	2	2
Acquisition-related costs	2	—	—	2	—

Total operating expenses on Non-GAAP basis	$130	$130	$124	$260	$246

Income from operations on GAAP basis	$118	$124	$137	$242	$269
Amortization of intangible assets	20	19	19	39	38
Share-based compensation expense	17	18	13	35	24
Restructuring charges	1	1	2	2	3
Acquisition-related costs	2	—	—	2	—

Income from operations on Non-GAAP basis	$158	$162	$171	$320	$334

Shares used in per share calculation - diluted on GAAP basis	251	251	250	251	251
Non-GAAP adjustment	1	1	3	1	3

Shares used in per share calculation - diluted on Non-GAAP basis(1)	252	252	253	252	254

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	May 5,	October 28,
	2013	2012 (1)
ASSETS
Current assets:
Cash and cash equivalents	$1,219	$1,084
Trade accounts receivable, net	271	341
Inventory	229	194
Other current assets	99	72

Total current assets	1,818	1,691
Property, plant and equipment, net	561	503
Goodwill	201	180
Intangible assets, net	393	422
Other long-term assets	66	66

Total assets	$3,039	$2,862

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$240	$248
Employee compensation and benefits	59	61
Capital lease obligations - current	1	1
Other current liabilities	30	36

Total current liabilities	330	346
Long-term liabilities:
Capital lease obligations - non-current	2	2
Other long-term liabilities	96	95

Total liabilities	428	443
Shareholders’ equity:
Ordinary shares, no par value	1,518	1,479
Retained earnings	1,100	951
Accumulated other comprehensive loss	(7)	(11)

Total shareholders’ equity	2,611	2,419

Total liabilities and shareholders’ equity	$3,039	$2,862

(1)	Amounts as of October 28, 2012 have been derived from audited consolidated financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 5,	February 3,	April 29,	May 5,	April 29,
	2013	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$113	$125	$134	$238	$259
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42	41	38	83	75
Loss on disposal of property, plant and equipment	1	—	1	1	1
Share-based compensation	18	17	13	35	24
Tax benefits of share-based compensation	—	—	2	—	2
Excess tax benefits from share-based compensation	—	—	(1)	—	(1)
Other	1	(2)	—	(1)	2
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	(5)	75	34	70	54
Inventory	(20)	(14)	(25)	(34)	(24)
Accounts payable	36	(34)	21	2	13
Employee compensation and benefits	11	(13)	6	(2)	(32)
Other current assets and current liabilities	(7)	(11)	(8)	(18)	(18)
Other long-term assets and long-term liabilities	1	1	(4)	2	(5)

Net cash provided by operating activities	191	185	211	376	350

Cash flows from investing activities:
Purchases of property, plant and equipment	(47)	(67)	(56)	(114)	(103)
Acquisitions and investment, net of cash acquired	(37)	(9)	—	(46)	—

Net cash used in investing activities	(84)	(76)	(56)	(160)	(103)

Cash flows from financing activities:
Proceeds from government grants	2	3	1	5	2
Payments of capital lease obligations	(1)	—	(1)	(1)	(1)
Issuance of ordinary shares	18	10	17	28	22
Repurchases of ordinary shares	(11)	(13)	(6)	(24)	(85)
Excess tax benefits from share-based compensation	—	—	1	—	1
Dividend payments to shareholders	(47)	(42)	(32)	(89)	(61)

Net cash used in financing activities	(39)	(42)	(20)	(81)	(122)

Net increase in cash and cash equivalents	68	67	135	135	125
Cash and cash equivalents at the beginning of period	1,151	1,084	819	1,084	829

Cash and cash equivalents at end of period	$1,219	$1,151	$954	$1,219	$954